Exhibit 10.3

                     [LETTERHEAD OF FISHER ENTERPRISES LLC]

                                  July 13, 2006


Mr. Richard Ham
Millenium Holding Group, Inc.
12 Winding Rd.
Henderson, NV 89052

Re: $3,500,000 Financing Package for the Refinance, Purchase and Initial Phasing of Sun Ridge I

Dear Mr. Ham:

This letter will confirm agreement between Borrowers and Fisher  Enterprises LLC
(FE) with respect to the above referenced transaction. In the event that Borrowers accept and close on financing from a funding source introduced by FE, then FE will be entitled to receive a one-time fee of TWO PERCENT (2%) on the funded amount, payable out of proceeds at closing. A retainer of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) is required in order to proceed. THIS RETAINER IS REFUNDABLE IN THE EVENT THAT OUR LENDER FAILS TO PROVIDE A FORMAL PROPOSAL TO BORROWER IN ACCORDANCE WITH THE TERMS OUTLINED IN OUR ACCOMPANYING LETTER, PROVIDED THAT THERE HAVE BEEN NO MATERIAL MISREPRESENTATIONS MADE BY BORROWER. THE RETAINER IS NON-REFUNDABLE IN THE EVENT FE HAS MET ITS OBLIGATION TO PROVIDE A LENDER IN ACCORDANCE WITH THE TERMS OUTLINED IN OUR ACCOMPANYING LETTER AND/OR BORROWER FAILS TO PROCEED WITH THE FINANCING.

Borrower specifically authorizes FE to deliver a copy of this agreement to Lender and further authorizes Lender to deduct the fees due FE from the first proceeds of the funding and to pay said sums directly to FE.

This agreement shall be deemed to have been made in and construed under the laws of the State of New York. Any dispute between the parties hereto, arising out of the subject matter of this Agreement, shall be adjudicated by arbitration in New York, NY by the American Arbitration Association. Judgment upon any award rendered there under may be entered in any Court having jurisdiction thereof.
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Please  sign and return  this letter  along with the  retainer  to signify  your agreement with the above.

                                            FISHER ENTERPRISES LLC


                                            David A. Franklin
                                            Managing Member


ABOVE AGREED TO
ON 13th DAY OF July , 2006



BY: Richard L. Ham, President
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FOR: Millenium Holding Group, Inc.
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